EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

For
Tender of All Outstanding
10 1/2% dollar Senior Notes due 2013
and 11% euro Senior Notes due 2013
in Exchange for
New 10 1/2% dollar Senior Notes due 2013,
and 11% euro Senior Notes due 2013

of
FIMEP S.A.

        Registered holders of outstanding 10 1/2% dollar Senior Notes due 2013 and 11% euro Senior Notes due 2013 (the "Outstanding Notes") who wish to tender their Outstanding Notes in exchange for a like principle amount of new 10 1/2% dollar Senior Notes due 2013 and 11% euro Senior Notes due 2013 (the "Exchange Notes") and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Letter of Transmittal), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering" in the prospectus dated August 11, 2003 of FIMEP S.A. (the "Prospectus").

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

The Exchange Agent is:
THE BANK OF NEW YORK
By Registered or Certified Mail:	By Hand or Overnight Delivery:
The Bank of New York 101 Barclay Street, 7 East New York, NY 10286 Attention: Reorganization Section	The Bank of New York 101 Barclay Street, Corporate Trust Services Window Ground Level New York, NY 10286 Attention: Reorganization Section
By Facsimile: Attention: Corporate Trust Administration + 1 212 2981915 For information by telephone: +1 212 815 2742

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:
DTC Euroclear or Clearstream Account Number:
Date:

2

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

        The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:	(Authorized Signature)
Address:	Title:
(Zip Code)	Name: (Please type or print)
Area Code and Telephone No.:
Date:

        NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.